UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2022

Par Pacific Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Town & Country Lane, Suite 1500
Houston,	Texas	77024
(Address of principal executive offices)		(Zip Code)
(281) 899-4800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange of which registered
Common stock, $0.01 par value	PARR	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 11, 2022, U.S. Oil & Refining Co. (“USOR”), an indirect wholly-owned subsidiary of Par Pacific Holdings, Inc. (the “Company”), entered into that certain Twenty-Sixth Amendment (the “Twenty-Sixth Amendment”) to First Lien ISDA 2002 Master Agreement (as previously amended, modified, supplemented, renewed and/or restated, the “First Lien ISDA Master Agreement”) with Merrill Lynch Commodities, Inc. (“MLC”). The Twenty-Sixth Amendment establishes Adjusted Term SOFR (as defined in the Twenty-Sixth Amendment) as the benchmark rate, in replacement of LIBOR, and revises certain other terms and conditions in the First Lien ISDA Master Agreement.

The foregoing description of the Twenty-Sixth Amendment is qualified in its entirety by reference to the Twenty-Sixth Amendment filed as Exhibit 10.1 of this Current Report on Form 8-K, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Twenty-Sixth Amendment to First Lien ISDA 2002 Master Agreement entered into as of August 11, 2022 by and between U.S. Oil & Refining Co. and Merrill Lynch Commodities, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Pacific Holdings, Inc.

Dated:	August 16, 2022	/s/ Jeffrey R. Hollis
Jeffrey R. Hollis
Vice President, General Counsel and Secretary